EXHIBIT 99.2

Arch Coal, Inc.
Supplemental Historical Information
Regional Realization and Cost Analysis (on a per-ton basis)

	Q1 03	Q2 03	Q3 03	Q4 03	FY 2003	Q1 04	Q2 04	Q3 04	Q4 04	FY 2004	Q1 05
Tons sold (in mm)
Central App.	6.8	8.1	7.3	7.5	29.7	7.5	7.3	7.6	7.5	29.9	7.2
PRB	14.4	15.8	16.2	17.7	64.1	16.6	17.6	20.5	22.4	77.1	23.6
Western Bit. *	4.8	5.1	4.9	5.4	20.2	4.7	5.0	4.6	4.5	18.8	4.8

Total tons sold	26.0	29.0	28.4	30.6	114.0	28.8	29.9	32.7	34.4	125.8	35.6

Sales price per ton
Central App.	$29.89	$29.66	$29.45	$29.94	$29.73	$33.06	$36.21	$38.35	$36.65	$36.08	$41.90
PRB	$6.28	$6.47	$6.35	$6.27	$6.34	$6.86	$6.91	$7.24	$7.64	$7.20	$7.79
Western Bit. *	$15.91	$16.09	$15.84	$15.12	$15.73	$15.54	$16.09	$15.95	$15.03	$15.67	$17.08
Total sales price per ton	$14.24	$14.66	$13.90	$13.63	$14.10	$15.12	$15.61	$15.71	$14.95	$15.34	$15.92

Operating cost per ton
Central App.	$30.28	$29.12	$28.48	$29.93	$29.43	$30.28	$33.37	$33.71	$35.10	$33.12	$40.37
PRB	$5.64	$5.50	$5.59	$5.12	$5.45	$5.92	$6.07	$6.66	$6.36	$6.28	$6.68
Western Bit. *	$14.16	$14.20	$15.74	$15.16	$14.82	$15.72	$14.34	$14.69	$14.92	$14.91	$14.45
Total operating cost per ton	$13.67	$13.65	$13.20	$12.96	$13.36	$13.88	$14.13	$14.08	$13.76	$13.96	$14.52

Operating margin per ton
Central App.	$(0.39)	$0.54	$0.97	$0.01	$0.30	$2.78	$2.84	$4.64	$1.55	$2.96	$1.53
PRB	$0.64	$0.97	$0.76	$1.15	$0.89	$0.95	$0.84	$0.58	$1.28	$0.92	$1.11
Western Bit. *	$1.75	$1.89	$0.10	$(0.04)	$0.91	$(0.18)	$1.75	$1.26	$0.11	$0.76	$2.63
Total operating margin per ton	$0.57	$1.01	$0.70	$0.67	$0.74	$1.24	$1.48	$1.63	$1.19	$1.38	$1.40

Additional detail

Transportation costs billed to customer
Central App.	$1.33	$1.08	$1.35	$1.11	$1.21	$1.39	$1.38	$1.45	$1.61	$1.46	$1.43
PRB	$0.08	$0.04	$0.04	$0.05	$0.05	$0.06	$0.04	$0.06	$0.04	$0.05	$0.06
Western Bit. *	$1.51	$1.47	$1.29	$1.95	$1.56	$1.75	$1.70	$2.12	$2.97	$2.12	$3.28
Total	$0.66	$0.58	$0.59	$0.64	$0.62	$0.68	$0.64	$0.67	$0.76	$0.69	$0.77

Postretirement medical costs (total)	$0.58	$0.57	$0.50	$0.49	$0.53	$0.48	$0.47	$0.43	$0.40	$0.44	$0.46

Purchased coal in which Arch acts as an intermediary Volume (in mm tons)	—	—	—	—	—	—	—	2.1	2.6	4.7	1.4
Per ton realization and COS on pass-through tons	—	—	—	—	—	—	—	$4.99	$4.81	$4.89	$4.51

* For comparative purposes, all Western Bituminous Region (WBIT) data reflect the results of Canyon Fuel Company at 100% in all periods, even though Arch accounted for Canyon Fuel on the equity method until acquiring the remaining 35% of the company on July 31, 2004.

Note: Per ton realizations and costs as detailed above exclude transportation costs that are billed to customers and postretirement medical costs.